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                          BOSTON PRIVATE BANCORP, INC.
                          DIRECTORS' STOCK OPTION PLAN
                            AMENDMENT AND RESTATEMENT



                  1. Purpose. The Boston Private Bancorp, Inc. Directors' Stock Option Plan (the "Plan") is intended to provide incentives which will attract, retain and motivate highly competent persons as outside directors of Boston Private Bancorp, Inc. (the "Company") by providing them opportunities to acquire shares of Common Stock of the Company pursuant to the terms of this Plan. By encouraging such stock ownership, the interests of the Company will be advanced by aligning the interests of the outside directors, who are not full-time employees, with those of shareholders of the Company.

                  2. Administration. The Plan will be administered by the Executive Committee (the "Committee") of the Board of Directors of the Company. The determinations of the Committee shall be made in accordance with their judgment as to the best interests of the Company and its stockholders and in accordance with the purpose of the Plan. Any determination of the Committee may be made without notice or meeting of the Committee by a writing signed by the Committee members. Subject to the provisions of this Plan, the Committee shall have full power to construe and interpret the Plan and to establish, amend and rescind rules and regulations for its administration. Any decisions made with respect thereto shall be final and binding for the Company, the optionee and all other persons.

         Effective Date. This Plan became effective on March 31, 1993 (the "Effective Date"), the date it was adopted by the Board of Directors of the Company. The Plan was approved by the shareholders at the May 26, 1993 annual meeting of shareholders of the Company. This Amendment and Restatement of the Plan became effective on March 15, 1995, the date it was adopted by the Board of Directors of the Company, provided that, if recommended by counsel or required by law, the Amendment and Restatement is approved by the shareholders at the next annual meeting of the shareholders of the Company following such adoption of the Amendment and Restatement of the Plan by the Board of Directors of the Company.

                  3. Shares Reserved under the Plan. There originally was reserved for issuance under the Plan an aggregate of 90,000 shares of Common Stock which may be authorized but unissued or treasury shares. Pursuant to the Amendment and Restatement, there is hereby reserved for issuance under the Plan an additional 110,000 shares of Common Stock which may be authorized but unissued or treasury shares, bringing the aggregate total share of Common Stock under the Plan, as amended and restated, to 200,000. All of such shares may, but need not, be issued pursuant to the exercise of stock options. If there is a lapse, expiration, termination or cancellation of any option prior to the issuance of shares thereunder, or if shares are issued upon the exercise of a stock option and thereafter are reacquired by the Company pursuant to rights reserved upon issuance thereof, those shares may again be used for new benefits under this Plan. If payment for shares upon the exercise of an option is made in shares of Common Stock, the number of such shares delivered to the Company in payment for the exercise shall be added back to the shares available for issuance under the Plan.


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                  4. Participants. Participants will consist of all directors of the Company who are not full-time employees of the Company or its subsidiaries.

                  5. Types of Benefits. Benefits under the Plan shall consist of Non-qualified Stock Options, as hereinafter described.

                  6. Non-qualified Stock Options. All options granted under the Plan shall be Non-Qualified Stock Options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended. Non-qualified stock options shall consist of options to purchase shares of Common stock at purchase prices not less than 100% of the fair market value of the shares on the date the option is granted. Non-qualified Stock Options will be exercisable not earlier than one year and not later than ten years after the date they are granted. In the event that the optionee ceases to be a director by reason of permanent total disability, any outstanding Non-qualified Stock Option may be exercised at any time within twelve months after such disability. If the optionee should die while a director or during a period when the optionee is no longer a director in which the option remains exercisable, then the right of the optionee's successor in interest to exercise a Non-qualified Stock Option shall terminate not later than twelve months after the date of death. However, in no event shall any Non-qualified Stock Option be exercised more than ten years after its grant.

                  7. Issuance of Grant Shares. Each non-qualified stock option granted under this Plan shall be evidenced by a written agreement in the form attached hereto as Exhibit A, or such other form as the Committee may approve from time to time.

                  (a) Non-qualified Stock Options shall be granted on or about June 1, 1993, and on or about June 1, 1994 to each Outside Director of the Company who was elected at the immediately preceding meeting of the stockholders to purchase 1,000 shares of Common Stock.


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                  (b) A one-time Non-qualified Stock Option to purchase 45,000 shares of Common stock of the Company shall be granted on or about June 1, 1993 to the former President and Chief Executive Officer of the Company in recognition of his years of prior service and to partially compensate him for the termination of the options previously granted to him as an employee of the Company under the Company's Employee Incentive Stock Option Plan.

                  (c) Non-qualified Stock Options shall be granted on or about June 1, 1995, and on or about each succeeding June 1, to each Outside Director of the Company who was elected at the immediately preceding meeting of the stockholders to purchase 2,400 shares of Common Stock.

                  (d) In addition to the options granted pursuant to paragraph 8(c) above, Non-qualified Stock Options shall be granted on or about June 1, 1995, and on or about each succeeding June 1, to the Chairman of the Board of Directors of the Company who was elected at the immediately preceding meeting of the stockholders to purchase 600 shares of Common Stock.

                  (e) In addition to the options granted pursuant to paragraph 8(c) above, Non-qualified Stock Options shall be granted on or about June 1, 1995, and on or about each succeeding June 1, to the Chairman of the Executive Committee of the Board of Directors of the Company who was elected at the immediately preceding meeting of the stockholders to purchase 300 shares of Common Stock.

                  8. Adjustment Provisions.

                  (a) If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividend, stock split, or similar transaction) the total number of shares reserved for issuance under this Plan and the number of shares covered by each outstanding benefit shall be adjusted so that the aggregate consideration payable to the Company and the value of each benefit shall not be changed.



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                  (b) In the case of any reorganization, sale, merger,
consolidation or combination of the Company with or into another corporation other than a reorganization, sale, merger, consolidation or combination in which the Company is the continuing corporation and which does not result in the outstanding Common Stock being converted or exchanged for different securities, cash or other property, or any combination thereof (an "Acquisition"), any participant to whom a stock option has been granted under the Plan shall have the right (subject to the provisions of the Plan and any limitation applicable to such option) thereafter and during the term of such option to receive upon exercise thereof the Acquisition Consideration (as hereinafter defined) receivable upon such Acquisition by a holder of the number of shares of Common Stock which might have been obtained upon exercise of such option or portion thereof, as the case may be, immediately prior to such Acquisition. The term "Acquisition Consideration" shall mean the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof, receivable in respect of one share of Common Stock of the Company upon consummation of an Acquisition.

                  9. Non-transferability. Each option granted under the Plan shall not be transferable otherwise than by will, or the laws of descent and distribution, and shall be exercisable during the participant's lifetime only by the participant. In the event of the death of a participant, exercise shall be made only by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the option shall pass by will or the laws of descent and distribution.

                  10. Limitation of Rights. The award of any benefit under the Plan may also be subject to any other provisions (whether or not applicable to the benefit awarded to any other participant) which the Committee determines appropriate, including, without limitation, provisions for the installment purchase of Common Stock under stock options, restrictions on resale or other dispositions, or understandings or conditions as to the participant's employment in addition to those specifically provided for under the Plan. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a Director for any period of time, nor compensate the Director at any particular rate, or at all. A Director shall have no rights as a shareholder with respect to the shares covered by his options until the date of issuance to said Director of a stock certificate evidencing exercise thereof. No adjustment will be made for dividends or other rights for which the record date is prior to the issue date of such stock certificate.


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                  11. Taxes. The Company shall be entitled to withhold the
amount of any tax attributable to any shares deliverable under the Plan after giving the person entitled to receive the shares notice as far in advance as practicable and the Company may defer making delivery as to any benefit if any such tax is payable until indemnified to its satisfaction. The Committee may, in its discretion and subject to rules which it may adopt, permit a participant to pay all or a portion of the taxes arising in connection with the exercise of a Non-qualified Stock Option by electing to have the Company withhold shares of Common Stock from the shares otherwise deliverable to the participant, having a fair market value equal to the amount to be withheld. The fair market value of any fractional shares remaining after payment of withholding taxes shall be paid to the participant in cash.

                  12. Duration, Amendment and Termination. No benefit shall be granted more than ten years after the date of adoption of this Plan; provided, however, that the terms and conditions applicable to any benefit granted within such period may thereafter be amended or modified by mutual agreement between the Company and the participant or such other persons as may then have an interest therein. The Board of Directors may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this section shall reduce the amount of any existing benefit or change the terms and conditions thereof without the participant's consent.

                  13. Governing Law. The Plan and all determinations made and action taken pursuant hereto shall be subject to and construed in accordance with the law of the Commonwealth of Massachusetts.


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